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                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


April 10, 2002                                   Brobeck, Phleger & Harrison LLP
                                                             38 Technology Drive
                                                   Irvine, California 92618-5312
                                                             MAIN (949) 790-6300
                                                              FAX (949) 790-6301
                                                                 www.brobeck.com

Vastera, Inc.
45025 Aviation Drive
Suite 200
Dulles, VA  20166-7554

Re: Vastera, Inc. - Registration Statement for Offering of an Aggregate of 967,295 Shares of Common Stock
      ----------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Vastera, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate 967,295 shares of the Company's common stock (the "Shares") for issuance under the Company's 2000 Stock Incentive Plan (the "Incentive Plan") and the Company's Employee Stock Purchase Plan (the "Purchase Plan," and collectively with the Incentive Plan, the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (i) the provisions of option agreements or direct stock issuances duly authorized under the Incentive Plan and in accordance with the Registration Statement and (ii) stock purchases duly authorized under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP

BROBECK, PHLEGER & HARRISON LLP